                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


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                          AGREEMENT AND PLAN OF MERGER


                           Dated as of April 21, 2003


                                      Among


                            VERSO TECHNOLOGIES, INC.,


                           MICKEY ACQUIRING SUB, INC.


                                       and


                            MCK COMMUNICATIONS, INC.





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



                                TABLE OF CONTENTS

ARTICLE I  The Merger............................................................................................1

         SECTION 1.01.  The Merger...............................................................................1

         SECTION 1.02.  Closing..................................................................................1

         SECTION 1.03.  Effective Time...........................................................................1

         SECTION 1.04.  Effects..................................................................................2

         SECTION 1.05.  Certificate of Incorporation and By-laws.................................................2

         SECTION 1.06.  Directors................................................................................2

         SECTION 1.07.  Officers.................................................................................2

ARTICLE II  Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates................2

         SECTION 2.01.  Effect on Capital Stock..................................................................2

         SECTION 2.02.  Exchange of Certificates.................................................................3

         SECTION 2.03.  Outstanding Company Employee Stock Options...............................................4

         SECTION 2.04.  Adjustment for Organic Changes...........................................................5

ARTICLE III  Representations and Warranties of the Company.......................................................5

         SECTION 3.01.  Organization, Standing and Power.........................................................5

         SECTION 3.02.  Company Subsidiaries; Equity Interests...................................................5

         SECTION 3.03.  Capital Structure........................................................................6

         SECTION 3.04.  Authority; Execution and Delivery, Enforceability........................................6

         SECTION 3.05.  No Conflicts; Consents...................................................................7

         SECTION 3.06.  SEC Documents............................................................................7

         SECTION 3.07.  Books and Records........................................................................8

         SECTION 3.08.  Absence of Certain Changes or Events.....................................................8

         SECTION 3.09.  Taxes....................................................................................8

         SECTION 3.10.  Intellectual Property....................................................................9

         SECTION 3.11.  Title to Properties......................................................................9

         SECTION 3.12.  Contracts and Commitments................................................................9

         SECTION 3.13.  ERISA; Benefit Plans....................................................................10

         SECTION 3.14.  Litigation..............................................................................10

         SECTION 3.15.  Compliance with Applicable Laws.........................................................10

         SECTION 3.16.  Brokers; Schedule of Fees and Expenses..................................................10

         SECTION 3.17.  Opinion of Financial Advisor............................................................10

         SECTION 3.18.  Listings................................................................................10

         SECTION 3.19.  Tax Treatment...........................................................................10

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                                       i
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

                               Table of Contents
                                  (continued)

ARTICLE IV  Representations and Warranties of Purchaser and Merger Sub..........................................10

         SECTION 4.01.  Organization, Standing and Power........................................................11

         SECTION 4.02.  Purchaser Subsidiaries; Equity Interests................................................11

         SECTION 4.03.  Capital Structure.......................................................................11

         SECTION 4.04.  Authority; Execution and Delivery, Enforceability.......................................12

         SECTION 4.05.  No Conflicts; Consents..................................................................12

         SECTION 4.06.  SEC Documents...........................................................................13

         SECTION 4.07.  Books and Records.......................................................................13

         SECTION 4.08.  Absence of Certain Changes or Events....................................................14

         SECTION 4.09.  Taxes...................................................................................14

         SECTION 4.10.  Intellectual Property...................................................................14

         SECTION 4.11.  Title to Properties.....................................................................15

         SECTION 4.12.  Contracts and Commitments...............................................................15

         SECTION 4.13.  ERISA; Benefit Plans....................................................................15

         SECTION 4.14.  Litigation..............................................................................15

         SECTION 4.15.  Compliance with Applicable Laws.........................................................15

         SECTION 4.16.  Brokers; Schedule of Fees and Expenses..................................................16

         SECTION 4.17.  Opinion of Financial Advisor............................................................16

         SECTION 4.18.  Listings................................................................................16

         SECTION 4.19.  Tax Treatment...........................................................................16

ARTICLE V  Covenants Relating to Conduct of Business............................................................16

         SECTION 5.01.  Conduct of Business.....................................................................16

         SECTION 5.02.  No Solicitation.........................................................................19

ARTICLE VI  Additional Agreements...............................................................................20

         SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting....................................20

         SECTION 6.02.  Access to Information; Confidentiality..................................................22

         SECTION 6.03.  Reasonable Efforts; Notification........................................................22

         SECTION 6.04.  Equity Incentive Plans..................................................................23

         SECTION 6.05.  Benefit Plans...........................................................................23

         SECTION 6.06.  Indemnification.........................................................................24

         SECTION 6.07.  Fees and Expenses.......................................................................24

         SECTION 6.08.  Public Announcements....................................................................25

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                                       ii

                               Table of Contents
                                  (continued)

         SECTION 6.09.  Transfer Taxes..........................................................................25

         SECTION 6.10.  Affiliates of the Company...............................................................25

         SECTION 6.11.  Tax Free Reorganization Treatment.......................................................25

         SECTION 6.12.  Exemption from Liability under Section 16(b)............................................25

         SECTION 6.13.  Granting of Additional Purchaser Options................................................26

         SECTION 6.14.  Remedies................................................................................26

ARTICLE VII  Conditions Precedent...............................................................................26

         SECTION 7.01.  Conditions to Each Party's Obligation To Effect The Merger..............................26

         SECTION 7.02.  Conditions to Obligations of Purchaser and Merger Sub...................................27

         SECTION 7.03.  Conditions to Obligations of the Company................................................28

ARTICLE VIII  Termination, Amendment and Waiver.................................................................29

         SECTION 8.01.  Termination.............................................................................29

         SECTION 8.02.  Effect of Termination...................................................................30

         SECTION 8.03.  Amendment...............................................................................31

         SECTION 8.04.  Extension: Waiver.......................................................................31

         SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver...............................31

ARTICLE IX  General Provisions..................................................................................31

         SECTION 9.01.  Nonsurvival of Representations and Warranties...........................................31

         SECTION 9.02.  Notices.................................................................................31

         SECTION 9.03.  Definitions.............................................................................32

         SECTION 9.04.  Interpretation; Disclosure Letters......................................................34

         SECTION 9.05.  Severability............................................................................34

         SECTION 9.06.  Counterparts............................................................................34

         SECTION 9.07.  Entire Agreement; Third-Party Beneficiaries.............................................34

         SECTION 9.08.  Governing Law...........................................................................34

         SECTION 9.09.  Assignment..............................................................................34

         SECTION 9.10.  Enforcement.............................................................................35

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                                       iii



                                    EXHIBITS

EXHIBITS:

    EXHIBIT A.  -  Form of Certificate of Incorporation of Surviving Corporation
    EXHIBIT B.  -  Form of Affiliate Agreement

                             INDEX OF DEFINED TERMS


        Definition                                     Location
        ----------                                     --------
        Additional Purchaser Options                   Section 6.13
        Adjusted Working Capital                       Section 9.03
        Agreement                                      Preamble
        Appraisal Shares                               Section 2.01(d)
        Certificates                                   Section 2.02(c)
        Certificate of Merger                          Section 1.03
        Closing                                        Section 1.02
        Closing Date                                   Section 1.02
        Code                                           Preamble
        Company                                        Preamble
        Company Affiliate                              Section 6.10
        Company Benefit Plans                          Section 3.13
        Company Board                                  Section 3.04(b)
        Company By-laws                                Section 3.01
        Company Capital Stock                          Section 3.03
        Company Charter                                Section 3.01
        Company Common Stock                           Section 3.03
        Company Disclosure Letter                      Preamble to Article III
        Company Employee Stock Options                 Section 2.03
        Company ESPP                                   Section 3.03
        Company Insider                                Section 6.12
        Company Material Adverse Effect                Section 9.03
        Company Preferred Stock                        Section 3.03
        Company SEC Documents                          Section 3.06(a)
        Company Stockholder Approval                   Section 3.04(c)
        Company Stock Plans                            Section 2.03
        Company Subsidiaries                           Section 3.01
        Company Takeover Proposal                      Section 9.03
        Confidentiality Agreements                     Section 6.02
        Consent                                        Section 3.05(b)
        Contract                                       Section 3.05(a)
        DGCL                                           Section 1.01
        Dividend Amount                                Section 5.01(a)(i)
        Effective Time                                 Section 1.03
        ERISA                                          Section 3.13
        Estimated Closing Balance Sheet                Section 7.02(f)
        Exchange Act                                   Section 3.05(b)
        Exchange Agent                                 Section 2.02(a)
        Expenses                                       Section 9.03
        Filed Company SEC Documents                    Preamble to Article III
        Filed Purchaser SEC Documents                  Preamble to Article IV
        Final Deduct Amount                            Section 9.03
        Form S-4                                       Section 6.01(a)
        GAAP                                           Section 3.06(b)
        Governmental Entity                            Section 3.05(b)

        Intellectual Property Rights                   Section 3.10
        Law                                            Section 9.03
        Liens                                          Section 3.02
        Merger                                         Preamble
        Merger Consideration                           Section 2.01(c)
        Merger Sub                                     Preamble
        Option Exercise Period                         Section 2.03
        1996 Option Plan                               Section 2.03
        1999 Option Plan                               Section 2.03
        2000 Option Plan                               Section 2.03
        Outside Date                                   Section 8.01(b)(i)
        Per Share Dividend Amount                      Section 5.01(a)(i)
        Per Share Merger Consideration                 Section 2.01(c)
        Person                                         Section 9.03
        Purchaser                                      Preamble
        Purchaser Benefit Plans                        Section 4.13
        Purchaser Board                                Section 4.04(b)
        Purchaser By-laws                              Section 4.01
        Purchaser Capital Stock                        Section 4.03
        Purchaser Charter                              Section 4.01
        Purchaser Common Stock                         Section 4.03
        Purchaser Disclosure Letter                    Preamble to Article IV
        Purchaser Employee Stock Options               Section 4.03
        Purchaser Material Adverse Effect              Section 9.03
        Purchaser Preferred Stock                      Section 4.03
        Purchaser SEC Documents                        Section 4.06(a)
        Purchaser Shares                               Section 2.01(c)
        Purchaser Stockholder Approval                 Section 4.04(c)
        Purchaser Stock Plans                          Section 4.03
        Purchaser Subsidiaries                         Section 4.01
        Representatives                                Section 5.02(a)
        Restricted Cash                                Section 9.03
        SEC                                            Preamble to Article III
        Section 16 Information                         Section 6.12
        Section 262                                    Section 2.01(d)
        Special Dividend                               Section 5.01(a)(i)
        Subsidiary                                     Section 9.03
        Superior Company Proposal                      Section 9.03
        Surviving Corporation                          Section 1.01
        Termination Fee                                Section 6.07(b)
        Taxes                                          Section 9.03
        Transactions                                   Section 1.01
        Transfer Taxes                                 Section 6.09
        Tax Return                                     Section 9.03
        Unrestricted Cash                              Section 9.03

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, (this "Agreement") is made and entered into as of April 21, 2003, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Purchaser"), MICKEY ACQUIRING SUB, INC., a Delaware corporation ("Merger Sub") and a wholly-owned Subsidiary of Purchaser, and MCK COMMUNICATIONS, INC., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Purchaser, Merger Sub and the Company have approved and declared advisable, this Agreement and the merger (the "Merger") of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Purchaser, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions."

         SECTION 1.02. CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 9.03), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Purchaser and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         SECTION 1.03. EFFECTIVE TIME. Prior to the Closing, Purchaser shall prepare, and on the Closing Date or as soon as practicable thereafter Purchaser shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Purchaser and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

         SECTION 1.04. EFFECTS. The Merger shall have the effects set forth in the DGCL.

         SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS.

                  (a) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) BY-LAWS. The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         SECTION 1.06. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07. OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock (as defined in Section 3.03) or any shares of capital stock of Merger Sub:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND PURCHASER-OWNED STOCK. Each share of Company Common Stock that is owned by the Company, Purchaser or Merger Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Purchaser Common Stock (as defined in Section 4.03) or other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any Subsidiary (as defined in Section 9.03) of the Company or Purchaser (other than Merger Sub) shall automatically be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Sections 2.01(b) and 2.01(d): (i) the aggregate number of shares of Purchaser Common Stock to be issued in exchange for shares of Company Common Stock in connection with the Merger (the "Purchaser Shares") shall be determined by dividing (1) the sum of (A) $13,500,000 less (B) twenty-five percent (25%) of the amount of Restricted Cash (as hereinafter defined) up to $2,000,000 by (2) $.6490 (which is the weighted by volume arithmetic average of the daily closing price per share, rounded to four decimal places, of the Purchaser Common Stock as reported on Nasdaq SmallCap Market for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the date hereof); and (ii) each issued and outstanding share of Company Common Stock shall be converted into the right to receive such portion of the Purchaser Shares as is determined by dividing the Purchaser Shares by the total number of shares of Company Common Stock outstanding at the Effective Time. No fractional shares of Purchaser Common Stock will be issued in connection with the Merger, with each fractional share of Purchaser Common Stock which would have been otherwise issued being rounded to the nearest whole number, with any fraction equal to or higher than one-half rounded to the next succeeding whole number. The right to receive shares of Purchaser Common Stock upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". The shares of Purchaser Common Stock issuable in connection with the Merger for each outstanding share of Company Common Stock are referred to as the "Per Share Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration issuable with respect to each share of Company Common Stock represented by such certificate upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c).

         SECTION 2.02. EXCHANGE OF CERTIFICATES.


                  (a) EXCHANGE AGENT. Purchaser shall appoint American Stock Transfer & Trust Company as the exchange agent, or another bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Company Common Stock.

                  (b) PURCHASER TO PROVIDE MERGER CONSIDERATION. Purchaser shall provide to the Exchange Agent on or before the Effective Time of the Merger, for the benefit of the holders of Company Common Stock, the Merger Consideration issuable in exchange for the issued and outstanding Company Common Stock pursuant to Section 2.01. The Company shall pay all amounts due to holders of Appraisal Shares who properly perfect appraisal rights with respect to such Appraisal Shares in accordance with Section 262 of the DGCL and Section 2.01(d) of this Agreement.

                  (c) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to

Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Purchaser that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the shares of Company Common Stock represented by such Certificate have been converted.

                  (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay the Dividend Amount (as defined in Section 5.01(a)(i)), if applicable, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) NO LIABILITY. None of Purchaser, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any property from the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

         SECTION 2.03. OUTSTANDING COMPANY EMPLOYEE STOCK OPTIONS. Neither Purchaser nor the Surviving Corporation will assume or substitute options for any stock options (the "Company Employee Stock Options") outstanding and unexercised pursuant to the Company's 1996 Stock Option Plan, as amended and restated (the "1996 Option Plan"), the Company's 1999 Stock Option and Grant Plan (the "1999 Option Plan") or the Company's 2000 Director Stock Option Plan (the "2000 Option Plan" and, together with the 1996 Option Plan and the 1999 Option Plan, the "Company Stock Plans"). Accordingly, on or before the date that is eighteen (18) days prior to the anticipated Closing Date, the Company shall take all necessary actions (including providing all required notices) to ensure that each outstanding Company Employee Stock Option, whether vested or unvested, that is then outstanding and unexercised pursuant to any such plan shall, subject to consummation of the Merger, be fully vested and exercisable for a period of fifteen (15) days from the date of such notice (the "Option Exercise Period") and that each Company Stock Plan shall terminate as of the Effective Time. The parties shall take steps to enable the holder of any options under the aforementioned plans to exercise such options net of the exercise price and after payment of any required withholding Taxes and receive in respect thereof the Per Share Merger Consideration and the Per Share Dividend Amount (as defined in Section 5.01(a)(i)) net of the exercise price thereof.

         SECTION 2.04. ADJUSTMENT FOR ORGANIC CHANGES. In the event of any reclassification, stock split, distribution, stock dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Common Stock, any change or conversion of Purchaser Common Stock into other securities or any other dividend or distribution in Purchaser Common Stock with respect to outstanding Purchaser Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of Purchaser Common Stock provided in exchange for shares of Company Common Stock.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Purchaser and Merger Sub that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the "SEC") and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the letter, dated as of the date of this Agreement, from the Company to Purchaser and Merger Sub (the "Company Disclosure Letter"):

         SECTION 3.01. ORGANIZATION, STANDING AND POWER. The Company and each of its Subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Purchaser true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

         SECTION 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS.

                  (a) The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

                  (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest (other than investments in short-term investment securities).

         SECTION 3.03. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.001 per share (the "Company Common Stock"), and 2,000,000 shares of preferred stock, par value $.001 per share (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). At the close of business on April 21, 2003, (i) 20,528,899 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,749,141 shares of Company Common Stock were subject to outstanding Company Employee Stock Options and 4,693,642 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans and (iii) 120,501 shares of Company Common Stock were reserved for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Company ESPP"). Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Capital Stock may vote. Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound
(i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

         SECTION 3.04. AUTHORITY; EXECUTION AND DELIVERY, ENFORCEABILITY.

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions,
(ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval").

         SECTION 3.05. NO CONFLICTS; CONSENTS.

                  (a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary or (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) No material consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of a proxy or information statement relating to the approval of this Agreement by the Company's stockholders, and such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, and (iii) such other items (A) that may be required under the applicable Law of any foreign country, (B) required solely by reason of the participation of Purchaser (as opposed to any third party) in the Transactions or (C) that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.06. SEC DOCUMENTS.

                  (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since May 1, 2001 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents").

                  (b) As of its respective date, except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, (i) each Company SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, (ii) none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 3.07. BOOKS AND RECORDS.

                  (a) The books of account and other financial records of the Company and each of the Company Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Documents.

                  (b) The minute books and other records of the Company and each of the Company Subsidiaries made available to Purchaser contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Company Board and each of the Company Subsidiaries.

         SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                           (i) any event, change, effect or development that,
individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution (whether in cash, stock or property), other than the Special Dividend (as defined in Section 5.01(a)(i)), with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

                           (iii) any split, combination or reclassification of
any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock; or

                           (iv) any material change in accounting methods,
principles or practices by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP.

         SECTION 3.09. TAXES.

                  (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements.

                  (c) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

                  (d) The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         SECTION 3.10. INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. The Company Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Rights which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. To the knowledge of the Company, no Person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Rights.

         SECTION 3.11. TITLE TO PROPERTIES.

                  (a) Each of the Company and each of the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of the Company Subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in the Company Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted.

                  (b) Each of the Company and each of the Company Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of the Company Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 3.12. CONTRACTS AND COMMITMENTS. The Company Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidences of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interest in the real or personal property of the Company and each of the Company Subsidiaries and (ii) each Contract entered into by the Company or any Company Subsidiary which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $50,000. The Company has previously made available to Purchaser or its counsel true and correct copies of all such documents. None of the Company or any or the Company Subsidiaries has received notice of a default that has not been cured under any of the documents described above or is in default respecting any payment obligations thereunder beyond any applicable grace period except where such default would not have a Company Material Adverse Effect.

         SECTION 3.13. ERISA; BENEFIT PLANS. The Company Disclosure Letter lists all of the Company plans, programs, agreements, policies or arrangements, whether covering a single individual or group of individuals, and whether or not reduced to writing that is (i) an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) a pension benefit plan within the meaning of Section 3(2) of ERISA; or (iii) any other deferred compensation, retirement, severance, welfare-benefit, bonus, incentive or fringe benefit plan or arrangement of (the "Company Benefit Plans") that are maintained or administered, or with respect to which contributions are made, by the Company or any Company Subsidiary, in respect of the employees of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and applicable Law.

         SECTION 3.14. LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. SECTION

         SECTION 3.15. COMPLIANCE WITH APPLICABLE LAWS. To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.16. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other Person, other than Raymond James & Associates, Inc. (the fees and expenses of which will be paid by the Company), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

         SECTION 3.17. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Raymond James & Associates, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view.

         SECTION 3.18. LISTINGS. The Company's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the Nasdaq National Market. The Company has not received any communications (whether written or oral) from the National Association of Securities Dealers that it does not meet the listing qualifications of the Nasdaq National Market.

         SECTION 3.19. TAX TREATMENT. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

          Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company and each of the Company Subsidiaries that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of this Agreement

(the "Filed Purchaser SEC Documents") or in the letter, dated as of the date of this Agreement, from Purchaser and Merger Sub to the Company (the "Purchaser Disclosure Letter"):

         SECTION 4.01. ORGANIZATION, STANDING AND POWER. Purchaser and each of its Subsidiaries, including Merger Sub (the "Purchaser Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser and each Purchaser Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has made available to the Company true and complete copies of the articles of incorporation of Purchaser, as amended to the date of this Agreement (as so amended, the "Purchaser Charter"), and the By-laws of Purchaser, as amended to the date of this Agreement (as so amended, the "Purchaser By-laws"), and the comparable charter and organizational documents of each Purchaser Subsidiary, in each case as amended through the date of this Agreement.

         SECTION 4.02. PURCHASER SUBSIDIARIES; EQUITY INTERESTS.

                  (a) The Purchaser Disclosure Letter lists each Purchaser Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Purchaser Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Purchaser, by another Purchaser Subsidiary or by Purchaser and another Purchaser Subsidiary, free and clear of all Liens.

                  (b) Except for its interests in the Purchaser Subsidiaries, Purchaser does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest (other than investments in short-term investment securities).

         SECTION 4.03. CAPITAL STRUCTURE. The authorized capital stock of Purchaser consists of 200,000,000 shares of common stock, par value $.01 per share (the "Purchaser Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share (the "Purchaser Preferred Stock" and, together with the Purchaser Common Stock, the "Purchaser Capital Stock"). At the close of business on April 11, 2003, (i) 89,706,755 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were issued and outstanding, (ii) 12,728,773 shares of Purchaser Common Stock were subject to outstanding options to purchase shares of Purchaser Common Stock ("Purchaser Employee Stock Options") issued pursuant to Purchaser's equity incentive plans listed in Section 4.03 of the Purchaser Disclosure Letter (the "Purchaser Stock Plans") and 2,287,099 additional shares of Purchaser Common Stock were reserved for issuance pursuant to the Purchaser Stock Plans, (iii) 441,267 shares of Purchaser Common Stock were reserved for issuance under Purchaser's Employee Stock Purchase Plan, (iv) 23,790,537 shares of Purchaser Common Stock were subject to options or warrants to purchase shares of Purchaser Common Stock not issued under any Purchaser Stock Plans and (v) 1,011,236 shares of Purchaser Common Stock were reserved for issuance upon conversion of outstanding convertible debentures. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Purchaser were issued, reserved for issuance or outstanding. All outstanding shares of Purchaser Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Minnesota Business Corporation Act, the Purchaser Charter, the Purchaser By-laws or any Contract to which Purchaser is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Purchaser Capital Stock may vote. Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Purchaser or any Purchaser Subsidiary is a party or by which any of them is bound (i) obligating Purchaser or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Purchaser or of any Purchaser Subsidiary or (ii) obligating Purchaser or any Purchaser Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Purchaser or any Purchaser Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Purchaser or any Purchaser Subsidiary.

         SECTION 4.04. AUTHORITY; EXECUTION AND DELIVERY, ENFORCEABILITY.

                  (a) Each of Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by Purchaser and Merger Sub of this Agreement and the consummation by Purchaser and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser and Merger Sub, respectively. Each of Purchaser and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Board of Directors of Purchaser (the "Purchaser Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions,
(ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Purchaser and its shareholders, (iii) recommending that Purchaser's shareholders adopt this Agreement, and (iv) declaring that this Agreement is advisable. The Board of Directors of Merger Sub, by written consent, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Merger Sub and its stockholder, (iii) recommending that Merger Sub's stockholders adopt this Agreement, and (iv) declaring that this Agreement is advisable.

                  (c) The only vote of holders of any class or series of Purchaser Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval thereof by the holders of a majority of the outstanding Purchaser Common Stock present and voting at the meeting called for such purposes (the "Purchaser Stockholder Approval").

         SECTION 4.05. NO CONFLICTS; CONSENTS.

                  (a) The execution and delivery by Purchaser of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any Purchaser Subsidiary under, any provision of (i) the Purchaser Charter, the Purchaser By-laws or the comparable charter or organizational documents of any Purchaser Subsidiary or
(ii) any Contract to which Purchaser or any Purchaser Subsidiary is a party or by which any of their respective properties or assets is bound other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any Purchaser Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of a proxy or information statement relating to the approval of this Agreement Purchaser's stockholders, and such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Purchaser is qualified to do business, and (iii) such other items (A) that may be required under the applicable Law of any foreign country, (B) required solely by reason of the participation of Purchaser (as opposed to any third party) in the Transactions or (C) that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 4.06. SEC DOCUMENTS.

                  (a) Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by Purchaser with the SEC since May 1, 2001 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Purchaser SEC Documents").

                  (b) As of its respective date, except to the extent that information contained in any Purchaser SEC Document has been revised or superseded by a later filed Purchaser SEC Document, (i) each Purchaser SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Document, (ii) none of the Purchaser SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the consolidated financial statements of Purchaser included in the Purchaser SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 4.07. BOOKS AND RECORDS.

                  (a) The books of account and other financial records of Purchaser and each of the Purchaser Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Purchaser SEC Documents.

                  (b) The minute books and other records of Purchaser and each of the Purchaser Subsidiaries made available to the Company contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Purchaser Board and each of the Purchaser Subsidiaries.

         SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the Filed Purchaser SEC Documents to the date of this Agreement, Purchaser has conducted its business only in the ordinary course, and during such period there has not been:

                           (i) any event, change, effect or development that,
individually or in the aggregate, has had or could reasonably be expected to have a Purchaser Material Adverse Effect;

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution (whether in cash, stock or property) with respect to any Purchaser Capital Stock or any repurchase for value by Purchaser of any Purchaser Capital Stock;

                           (iii) any split, combination or reclassification of
any Purchaser Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Purchaser Capital Stock; or

                           (iv) any material change in accounting methods,
principles or practices by Purchaser or any Purchaser Subsidiary, except insofar as may have been required by a change in GAAP.

         SECTION 4.09. TAXES.

                  (a) Each of Purchaser and each Purchaser Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Purchaser Material Adverse Effect.

                  (b) The most recent financial statements contained in the Filed Purchaser SEC Documents reflect an adequate reserve for all Taxes payable by Purchaser and the Purchaser Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements.

                  (c) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Purchaser or any Purchaser Subsidiary. Neither Purchaser nor any Purchaser Subsidiary is bound by any agreement with respect to Taxes.

                  (d) The Purchaser has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         SECTION 4.10. INTELLECTUAL PROPERTY. Purchaser and the Purchaser Subsidiaries own, or are validly licensed or otherwise have the right to use, Intellectual Property Rights which are material to the conduct of the business of Purchaser and the Purchaser Subsidiaries taken as a whole. The Purchaser Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of Purchaser and the Purchaser Subsidiaries taken as a whole. No claims are pending or, to the knowledge of Purchaser, threatened that Purchaser or any of the Purchaser Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Rights which are material to the conduct of the business of Purchaser and the Purchaser Subsidiaries taken as a whole. To the knowledge of Purchaser, no Person is infringing the rights of Purchaser or any of the Purchaser Subsidiaries with respect to any Intellectual Property Rights.

         SECTION 4.11. TITLE TO PROPERTIES.

                  (a) Each of Purchaser and each of the Purchaser Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which Purchaser or any of the Purchaser Subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in the Purchaser Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Purchaser and the Purchaser Subsidiaries to conduct business as currently conducted.

                  (b) Each of Purchaser and each of the Purchaser Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of Purchaser and each of the Purchaser Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 4.12. CONTRACTS AND COMMITMENTS. The Purchaser Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidences of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interest in the real or personal property of Purchaser and each of the Purchaser Subsidiaries and (ii) each Contract entered into (other than those entered into in the ordinary course of business) by Purchaser or any Purchaser Subsidiary which may result in total payments by or liability of Purchaser or any Purchaser Subsidiary in excess of $150,000. The Purchaser has previously made available to the Company or its counsel true and correct copies of all such documents. None of Purchaser or any or the Purchaser Subsidiaries has received notice of a default that has not been cured under any of the documents described above or is in default respecting any payment obligations thereunder beyond any applicable grace period except where such default would not have a Purchaser Material Adverse Effect.

         SECTION 4.13. ERISA; BENEFIT PLANS. The Purchaser Disclosure Letter lists all of the Purchaser plans, programs, agreements, policies or arrangements, whether covering a single individual or group of individuals, and whether or not reduced to writing that is (i) an employee welfare benefit plan within the meaning of Section 3(1) of ERISA; (ii) a pension benefit plan within the meaning of Section 3(2) of ERISA; or (iii) any other deferred compensation, retirement, severance, welfare-benefit, bonus, incentive or fringe benefit plan or arrangement of (the "Purchaser Benefit Plans") that are maintained or administered, or with respect to which contributions are made, by Purchaser or any Purchaser Subsidiary, in respect of the employees of Purchaser or any Purchaser Subsidiary. Each Purchaser Benefit Plan has been administered in all material respects in accordance with its terms and applicable Law.

         SECTION 4.14. LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any Purchaser Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 4.15. COMPLIANCE WITH APPLICABLE LAWS. To the knowledge of Purchaser, Purchaser and the Purchaser Subsidiaries are in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 4.16. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other Person, other than Pacific Growth Equities, Inc. (the fees and expenses of which will be paid by Purchaser), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Purchaser.

         SECTION 4.17. OPINION OF FINANCIAL ADVISOR. Purchaser has received the opinion of Pacific Growth Equities, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid by the Purchaser in the Merger is fair to the Purchaser from a financial point of view.

         SECTION 4.18. LISTINGS. Purchaser's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange or quotation service, other than the Nasdaq SmallCap Market. Purchaser has not received any communications (whether written or oral) from the National Association of Securities Dealers that it does not meet the listing qualifications of the Nasdaq SmallCap Market.

         SECTION 4.19. TAX TREATMENT. Neither Purchaser nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of 368(a) of the Code.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 5.01. CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Purchaser:

                           (i) (A) declare, set aside or pay any dividends on,
or make any other distributions in respect of, any of its capital stock, other than the declaration and payment of a cash dividend (the "Special Dividend") in an amount determined by the Company Board (but in no event in an amount that would cause the Company to not satisfy the conditions in Section 7.02(h)) to all holders of Company Common Stock on the record date for such dividend (the "Dividend Amount" and, if such dividend is declared and paid, the amount of such dividend payable in respect of each share of Company Common Stock as of the record date shall be referred to as the "Per Share Dividend Amount"), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell or grant (A) any shares of
its capital stock, (B) any voting securities or (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, other than (1) the issuance of Company Common Stock upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of additional Company Employee Stock Options pursuant to the Company Stock Plans in accordance with their present terms and consistent with prior practice and the issuance of Company Common Stock upon the exercise of such Company Employee Stock Options,
(3) the issuance of Company Common Stock pursuant to the Company Stock Plans or the Company ESPP and (4) in connection with the replacement of lost, stolen or destroyed certificates;

                           (iii) amend its certificate of incorporation, by-laws
or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

                           (iv) acquire or agree to acquire (A) by merging or
consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                           (v) (A) grant to any executive officer or director of
the Company or any Company Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of the date of this Agreement,
(B) grant to any executive officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of this Agreement, (C) enter into any severance or termination agreement with any such executive officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                           (vi) make any change in accounting methods,
principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                           (vii) sell, lease (as lessor), license or otherwise
dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                           (viii) incur any indebtedness for borrowed money or
guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

                           (ix) make or agree to make any new capital
expenditure or expenditures that, individually, is in excess of $25,000 or, in the aggregate, are in excess of $250,000;

                           (x) make or change any material Tax election or
settle or compromise any material Tax liability or refund;

                           (xi) (A) pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, or (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                           (xii) take, or permit any Company Subsidiary to take,
any action that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

                           (xiii) authorize any of, or commit or agree to take
any of, the foregoing actions.

                  (b) CONDUCT OF BUSINESS BY PURCHASER. Except for matters set forth in the Purchaser Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time the Purchaser shall, and shall cause each Purchaser Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Purchaser Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Purchaser shall not, and shall not permit any Purchaser Subsidiary to, do any of the following without the prior written consent of the Company:

                           (i) (A) declare, set aside or pay any dividends on,
or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Purchaser or any Purchaser Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell or grant (A) any shares of
its capital stock, (B) any voting securities or (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, other than (1) the issuance of Purchaser Common Stock upon the exercise of Purchaser Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of additional Purchaser Employee Stock Options pursuant to the Purchaser Stock Plans in accordance with their present terms and consistent with prior practice and the issuance of Purchaser Common Stock upon the exercise of such Purchaser Employee Stock Options and (3) the issuance of Purchaser Common Stock pursuant to the Purchaser Stock Plans or the Purchaser Employee Stock Purchase Plan, (4) the issuance of Purchaser Common Stock upon the exercise or conversion of warrants or convertible debentures outstanding as of the date hereof in accordance with their present terms and (5) in connection with the replacement of lost, stolen or destroyed certificates;

                           (iii) amend its certificate of incorporation, by-laws
or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

                           (iv) acquire or agree to acquire (A) by merging or
consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Purchaser and the Purchaser Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                           (v) (A) grant to any executive officer or director of
the Purchaser or any Purchaser Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of the date of this Agreement, (B) grant to any executive officer or director of the Purchaser or any Purchaser Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of this Agreement, (C) enter into any severance or termination agreement with any such executive officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Purchaser Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Purchaser Benefit Plan;

                           (vi) make any change in accounting methods,
principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Purchaser, except insofar as may have been required by a change in GAAP;

                           (vii) sell, lease (as lessor), license or otherwise
dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Purchaser and the Purchaser Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                           (viii) take, or permit any Purchaser Subsidiary to
take, any action that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

                           (ix) authorize any of, or commit or agree to take any
of, the foregoing actions.

                  (c) OTHER ACTIONS. The Company and Purchaser shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any condition to the Merger set forth in Article VII, not being satisfied.

                  (d) ADVICE OF CHANGES. The Company shall promptly advise Purchaser orally and in writing of any change or event that has or could reasonably be expected to have a Company Material Adverse Effect. Purchaser shall promptly advise the Company orally and in writing of any change or event that has or could reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 5.02. NO SOLICITATION.

                  (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) solicit, initiate or encourage the submission of any Company Takeover Proposal, or take any action designed to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any Person any information with respect to, any Company Takeover Proposal; provided, however, that prior to the receipt of the Company Stockholder Approval, the Company and its Representatives may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a Company Takeover Proposal, that is made by a Person the Company Board determines, in good faith, is reasonably likely to result in a transaction meeting the requirements of a "Superior Company Proposal" that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c),
(x) furnish information with respect to the Company to the Person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations (including solicitation of a revised Company Takeover Proposal) with such Person and its Representatives regarding any Company Takeover Proposal.

                  (b) Neither the Company Board nor any committee thereof shall
(i) withdraw or propose publicly to withdraw the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to the receipt of the Company Stockholder Approval, the Company Board receives a Superior Company Proposal and as a result thereof the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal.

                  (c) The Company promptly shall advise Purchaser orally and in writing if it shall receive any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal. The Company shall keep Purchaser informed of the status of any such Company Takeover Proposal or inquiry. The Company shall not be required to comply with this Section 5.02(c) in any instance to the extent that the Company Board determines in good faith, after consultation with outside counsel, that such compliance would in such instance breach or violate their fiduciary duties.

                  (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would breach or violate its obligations under applicable Law; provided, however, that in no event shall the Company, the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01. PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING.

                  (a) FORM S-4. Each of the Company and Purchaser shall cooperate and promptly prepare under the Securities Act, with respect to the shares of Purchaser Common Stock issuable in the

Merger, a portion of which Form S-4 shall also serve as the joint proxy statement with respect to the meetings of the stockholders of the Company and of Purchaser in connection with the Merger (in its entirety, the "Form S-4"). The respective parties will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder. Each of the Company and Purchaser shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Form S-4. Purchaser shall use its reasonable best efforts, and the Company will cooperate with the Purchaser, to have the Form S-4 declared effective by the SEC as promptly as practicable following the date of this Agreement. Purchaser shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Purchaser agrees that the Form S-4 and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholder of the Company and Purchaser, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under with they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a materiel fact was made by Purchaser in reliance upon and in conformity with information concerning the Company furnished to Purchaser by the Company for use in the Form S-4. The Company agrees that the information provided by it for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of the Company and Purchaser, will not include any untrue statement of a material fact or omit to state a materiel fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser will advise and deliver copies (if any) to the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

                  (b) STOCKHOLDERS MEETINGS. Each of the Company and Purchaser will take all action necessary in accordance with applicable Law and, in the case of the Company, the Company's Charter and the Company's By-laws and, in the case of Purchaser, the Purchaser's Charter and the Purchaser's By-laws, to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Company Board and the Purchaser Board each shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Company and Purchaser shall use their reasonable best efforts to obtain such approval, including, without limitation, by timely filing and mailing the joint proxy statement/prospectus contained in the Form S-4 to their respective stockholders; provided, however, that nothing contained in this Section 6.01(b) shall prohibit the Company Board from failing to make such recommendation or using their reasonable best efforts to obtain such approval if the Company Board has determined in good faith, after consultation with outside counsel, that such action is necessary for the Company Board to comply with its fiduciary duties to its stockholders under applicable Law. The Company and Purchaser shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. It shall be a condition to mailing the Form S-4 that (i) Purchaser shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for the Company, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of the Company included or incorporated in the Form S-4, in form and substance reasonably satisfactory to Purchaser, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4, and

(ii) the Company shall have received a "comfort" letter from KPMG LLP, independent public accountants for Purchaser, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Purchaser included or incorporated in the Form S-4, in form and substance reasonably satisfactory to the Company, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4.

                  (c) LISTING APPLICATION. Purchaser shall promptly prepare and submit to the Nasdaq SmallCap Market a listing application covering the shares of Purchaser Common Stock issuable in the Merger, and shall obtain prior the Effective Time approval for the listing of such Purchaser Common Stock, subject to official notice of the issuance.

         SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. Each of the Company and Purchaser shall, and shall cause each of its Subsidiaries to, afford to the other party and to the other party's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Purchaser shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreements dated January 30, 2003 and March 5, 2003 between the Company and Purchaser (the "Confidentiality Agreements").

         SECTION 6.03. REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 5.02(b), the Company Board approves or recommends a Superior Company Proposal, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this Section 6.03(a) from taking any action permitted by Section 5.02(b).

                  (b) The Company shall give prompt notice to Purchaser, and Purchaser or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) The Company shall use its reasonable best efforts to complete the audit of its consolidated financial statements for the fiscal year ending April 30, 2003 as soon as practicable.


         SECTION 6.04. EQUITY INCENTIVE PLANS.

                  (a) COMPANY STOCK PLANS. Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to ensure that each outstanding Company Employee Stock Option, whether vested or unvested, that is then outstanding and unexercised pursuant to the Company Stock Plans shall be fully vested and exercisable for a period of fifteen (15) days prior to the Effective Time and that each Company Stock Plan shall terminate as of the Effective Time.

                  (b) COMPANY ESPP. Any offering underway as of May 31, 2003 or that is scheduled to end on such date under the Company ESPP shall, to the extent necessary, be accelerated such that on May 31, 2003 all offerings under the Company ESPP shall be determined by treating this date as the last day of such offering periods (and making such other pro-rata adjustments as may be necessary to reflect the shortened offering). Outstanding rights to purchase shares of Company Common Stock shall be exercised in accordance with the terms of the Company ESPP. The Company ESPP shall remain in effect until otherwise terminated by the Company Board; provided, however, that the Company will not permit an offering period to commence after the date hereof (unless this Agreement is terminated); and provided, further, that, in the event the Merger is consummated, the Company ESPP shall be terminated effective as of the Effective Time.

         SECTION 6.05. BENEFIT PLANS. For the one (1) year period following the Effective Time and except as set forth in Section 6.04, Purchaser shall cause the Surviving Corporation to maintain the Company Benefit Plans in effect on the date of this Agreement or to provide benefits to each current employee of the Company and its Subsidiaries that are not less favorable in the aggregate to such employees than those in effect on the date of this Agreement.

                  (a) From and after the Effective Time, Purchaser shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements.

                  (b) With respect to any Purchaser Benefit Plan (including any severance plan), for all purposes, including determining eligibility to participate, level of benefits and vesting, service with the Company or any Company Subsidiary shall be treated as service with Purchaser or any of its Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                  (c) To the extent permitted by the applicable Purchaser Benefit Plan, Purchaser shall waive, or cause to be waived, any pre-existing condition limitation under any Purchaser Benefit Plan in which employees of the Company and the Company Subsidiaries (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Benefit Plan immediately prior to the Effective Time. Purchaser shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant Purchaser Benefit Plans in which they will be eligible to participate from and after the Effective Time.

         SECTION 6.06. INDEMNIFICATION. Purchaser shall, and shall cause the Surviving Corporation to, honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors and officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to such indemnification and elimination of liability for monetary damages at least as favorable to the directors and officers of the Company as those set forth in the current certificate of incorporation and bylaws of the Company, and for a period of six
(6) years from the Effective Time, those provisions will not be repealed or amended or otherwise modified in any manner that would adversely affect the rights thereunder of the directors and officers of the Company, except to the extent, if any, that such modification is required by applicable law. At or prior to the Effective Time, the Company shall purchase directors' and officers' liability insurance coverage for the Company's directors and officers which shall provide them with at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Company's current or former directors and officers with respect to claims arising from or related to facts or events which occurred at or before the Effective Time for up to six years following the Effective Time. In the event that Purchaser or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person in a single transaction or a series of transactions, then, and in each such case, Purchaser or the Surviving Corporation, as applicable, shall make or cause to be made proper provision so that the successors and assigns of Purchaser or the Surviving Corporation, as applicable, assume the indemnification obligations of Purchaser or the Surviving Corporation, as applicable, under this Section 6.06 for the benefit of the directors and officers of the Company. The obligations of Purchaser and the Surviving Corporation under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect any persons entitled to indemnification under this Section 6.06 without the consent of such affected indemnified persons (it being expressly agreed that such indemnified persons to whom this Section 6.06 applies shall be third party beneficiaries of this Section 6.06) unless such modification or termination is required by Law. At or before the Effective Time, the Company shall execute and deliver to each of its directors and officers an indemnification agreement in a form reasonably acceptable to Purchaser.

         SECTION 6.07. FEES AND EXPENSES.

                  (a) All fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except those fees and expenses incurred in connection with printing and filing the Form S-4 shall be shared equally by Purchaser and the Company, provided that all such fees and expenses payable by the Company shall be paid on or before the Effective Time.

                  (b) The Company shall pay to Purchaser a fee of $600,000 (the "Termination Fee") if this Agreement is terminated pursuant to (i) Section 8.01(b)(v) or Section 8.01(c)(ii); or (ii) Section 8.01(c)(i), Section 8.01(b)(i) or Section 8.01(b)(iii) (as a result of the failure of the Company to satisfy any of the conditions set forth in Article VII to be satisfied by it), and at the time of termination there exists a Company Takeover Proposal and within twelve (12) months of such termination pursuant to Section 8.01(c)(i), Section 8.01(b)(i) or Section 8.01(b)(iii), the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by such Company Takeover Proposal. If this Agreement is terminated (x) by Purchaser pursuant to Section 8.01(b)(iv), then the Company shall pay to Purchaser an amount equal to all of Purchaser's Expenses, as evidenced by reasonable documentation, up to an aggregate of $600,000; or (y) by the Company pursuant to Section 8.01(b)(vi), then Purchaser shall pay to the Company an amount equal to all of the Company's Expenses, as evidenced by reasonable documentation, up to an aggregate of $600,000; provided, however, that in the event that both Purchaser and the Company would otherwise be entitled to payments under this Section 6.07 in connection with the termination of this Agreement pursuant to both Sections 8.01(b)(iv) and 8.01(b)(vi), neither party shall be required to make any such payment under this
Section 6.07. Any fee due under this Section 6.07(b) (other than Section 6.07(b)(ii)) shall be paid by wire transfer of same-day funds within two (2) business days of the date of the termination of this Agreement, and any fee due under Section 6.07(b)(ii) shall be paid by wire transfer of same-day funds no later than the date the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal.

         SECTION 6.08. PUBLIC ANNOUNCEMENTS. Purchaser and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market.

         SECTION 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Purchaser in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

         SECTION 6.10. AFFILIATES OF THE COMPANY. The Company has identified the Persons listed on the Company Disclosure Letter as Persons whom the Company reasonably believes are "affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). The Company will use its reasonable best efforts to obtain as promptly as practicable from each Company Affiliate a written agreement in substantially the form of Exhibit B hereto to the effect that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Purchaser Common Stock issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

         SECTION 6.11. TAX FREE REORGANIZATION TREATMENT. The parties shall use their commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Purchaser, Merger Sub, and the Company (i) shall not file any tax return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code.

         SECTION 6.12. EXEMPTION FROM LIABILITY UNDER SECTION 16(B). If, prior to the Effective Time, the Company delivers to Purchaser (i) a resolution of the Company Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), providing that the conversion into Purchaser Common Stock by Company Insiders (as defined below) of Company Common Stock or options to purchase Company Common Stock pursuant to the transactions contemplated hereby are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act and (ii) the Section 16 Information (as defined below) with respect to the Company prior to the Effective Time, the Purchaser Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Purchaser Common Stock in exchange for Company Common Stock and of options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Purchaser Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

         SECTION 6.13. GRANTING OF ADDITIONAL PURCHASER OPTIONS. At the Effective Time, Purchaser shall grant options ("Additional Purchaser Options") to purchase 300,000 shares of Purchaser Common Stock under the Purchaser Stock Plans to such employees of the Company that will become employees of Purchaser as may be determined by Purchaser and in the amounts as may be determined by Purchaser. The Additional Purchaser Options shall be subject to Purchaser's standard terms and conditions, including vesting schedules. The exercise price for the Additional Purchaser Options shall be the fair market value of a share of Purchaser Common Stock at the Effective Time, as determined in good faith by the Purchaser Board. The number of Additional Purchaser Options granted hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Purchaser Common Stock), reorganization, recapitalization or other like change with respect to Purchaser Common Stock occurring after the date hereof and prior to the Effective Time. The Purchaser Common Stock to be issued upon the exercise of such Additional Purchaser Options has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Purchaser Stock Plans, will be duly and validly issued, fully paid, nonassessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof) and free of restrictions on transfer.

         SECTION 6.14. REMEDIES. Notwithstanding anything to the contrary contained herein, in the event of a willful breach by the any party to this Agreement of any covenant contained in this Agreement, the other party hereto shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Company and Purchaser shall have obtained the Company Stockholder Approval and the Purchaser Stockholder Approval, as applicable.

                  (b) ANTITRUST. Any consents, approvals and filings under any foreign antitrust Law, the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

                  (d) FORM S-4 EFFECTIVENESS. The Form S-4 shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

                  (e) CONSENTS AND APPROVALS. All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the Transactions and all consents from lenders, lessors, or other third parties required to consummate the Merger and the Transactions, shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect following the Effective Time.


         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB. The obligations of Purchaser and Merger Sub to effect the Merger are further subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Purchaser or Merger Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Purchaser or Merger Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, or
(ii) seeking to prohibit or limit the ownership or operation by the Company, Purchaser or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Purchaser or any of their respective Subsidiaries, or to compel the Company,

Purchaser or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Purchaser or any of their respective Subsidiaries, as a result of the Merger or any other Transaction.

                  (d) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had a Company Material Adverse Effect.

                  (e) PURCHASER TAX OPINION. Rogers & Hardin LLP, legal counsel to Purchaser, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to Purchaser, and reasonably satisfactory in form and substance to it, based upon certain representations of the Company, Purchaser and the Merger Sub and certain assumptions, to the effect that: (i) the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code, and (ii) no gain or loss will be recognized by Purchaser or the Company by reason of the Merger, which opinion shall not have been withdrawn or modified in any material respect. The opinion referred to in this Section 7.02(e) shall not be waivable after receipt of the Company Stockholder Approval or the Purchaser Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure.

                  (f) ESTIMATED CLOSING BALANCE SHEET. A preliminary projected balance sheet as of the estimated Effective Time (the "Estimated Closing Balance Sheet") shall be prepared by the Company in good faith in accordance with GAAP consistent with the Company's past practices and delivered to Purchaser at least five (5) business days prior to the estimated Effective Time and reasonably accepted and agreed to by Purchaser within two (2) business days of the estimated Effective Time.

                  (g) ADJUSTED WORKING CAPITAL. At the Effective Time, the Adjusted Working Capital shall be no less than $1,933,000, as evidenced by the Estimated Closing Balance Sheet

                  (h) UNRESTRICTED CASH; RESTRICTED CASH. At the Effective Time,
(A) the sum of Unrestricted Cash and Restricted Cash shall equal no less than $7.5 million and (B) the Restricted Cash shall equal no more than $2.0 million.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are further subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Merger Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. The Company shall have received a certificate signed on behalf of Purchaser by the chief executive officer and the chief financial officer of Purchaser to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER AND MERGER SUB. Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Purchaser by the chief executive officer and the chief financial officer of Purchaser to such effect.

                  (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Purchaser or Merger Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Purchaser or Merger Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, or
(ii) seeking to prohibit or limit the ownership or operation by the Company, Purchaser or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Purchaser or any of their respective Subsidiaries, or to compel the Company, Purchaser or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Purchaser or any of their respective Subsidiaries, as a result of the Merger or any other Transaction.

                  (d) ABSENCE OF PURCHASER MATERIAL ADVERSE EFFECT. Except as disclosed in the Filed Purchaser SEC Documents or in the Purchaser Disclosure Letter, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had a Purchaser Material Adverse Effect.

                  (e) SPECIAL DIVIDEND. The Company Board shall have declared and set a record date for holders of Company Common Stock entitled to payment of the Special Dividend as contemplated by Section 5.01(a)(i).

                  (f) TAX FREE REORGANIZATION. The Company shall have not become aware of any action or condition that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (g) COMPANY TAX OPINION. McDermott, Will & Emery, legal counsel to the Company, or Rogers & Hardin LLP, legal counsel to Purchaser, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to the Company, and reasonably satisfactory in form and substance to it, based upon certain representations of the Company, Purchaser and the Merger Sub and certain assumptions, to the effect that: (i) the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code,
(ii) no gain or loss will be recognized by any shareholder of the Company upon the exchange of Company Common Stock solely for Purchaser Common Stock in the Merger, (iii) the basis of the Purchaser Common Stock received by each Company shareholder who exchanges the Company Common Stock for Purchaser Common Stock in the Merger will be the same as such shareholder's basis in the Company Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Purchaser Common Stock), and (iv) the holding period of the Purchaser Common Stock received by each Company shareholder in the Merger will include the holding period of the Company Common Stock surrendered in exchange therefor, provided that such shares of Company Common Stock were held as a capital asset by such shareholder at the Effective Time, which opinion shall not have been withdrawn or modified in any material respect. The opinion referred to in this Section 7.03(g) shall not be waivable after receipt of the Company Stockholder Approval or the Purchaser Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of either Company Stockholder Approval or Purchaser Stockholder Approval:

                  (a) by mutual written consent of Purchaser and the Company;

                  (b) by either Purchaser or the Company:

                           (i) if the Merger is not consummated on or before
December 31, 2003 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (ii) if any Governmental Entity issues an order,
decree or ruling or take any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) if any condition to the obligation of such
party to consummate the Merger set forth in Section 7.02 (in the case of Purchaser) or 7.03 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

                           (iv) if, upon a vote at a duly held meeting to obtain
the Company Stockholder Approval, the Company Stockholder Approval is not obtained; or

                           (v) if the Company Board or any committee thereof
withdraws, or proposes publicly to withdraw, its approval or recommendation of this Agreement or the Merger, fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves or recommends, or proposes publicly to approve or recommend, any Company Takeover Proposal;

                           (vi) if, upon a vote at a duly held meeting to obtain
the Purchaser Stockholder Approval, the Purchaser Stockholder Approval is not obtained.

                  (c) by Purchaser, (i) if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (y) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Purchaser is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement); or (ii) if the Company or any of its officers, directors, employees, representatives or agents takes any of the actions that would be proscribed by Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of
Section 5.02(a);

                  (d) by the Company, if Purchaser breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and
(ii) cannot be or has not been cured within 30 days after the giving of written notice to Purchaser of such breach (provided that the Company is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement).

         SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Purchaser as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, Merger Sub or the Company, other than the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement, in which event the other party shall have all rights, powers and remedies available at law or in equity. Notwithstanding the foregoing, if this Agreement is terminated under circumstances in which Purchaser is entitled to receive the Termination Fee, the payment of the Termination Fee shall be the sole and exclusive remedy available to Purchaser.

         SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 8.04. EXTENSION: WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to
Section 8.04 shall, in order to be effective, require in the case of Purchaser, Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Purchaser or Merger Sub, to:

                      Verso Technologies, Inc.
                      400 Galleria Parkway
                      Suite 300
                      Atlanta, Georgia 30339
                      Attention: Chief Financial Officer

                      with a copy to:

                      Robert C. Hussle, Esq.
                      Rogers & Hardin LLP
                      2700 International Tower
                      229 Peachtree Street, N.E.
                      Atlanta, Georgia 30303

                  (b) if to the Company, to:

                      MCK Communications, Inc.
                      117 Kendrick Street
                      Needham, Massachusetts 02494
                      Attention: Chief Financial Officer

                      with a copy to:

                      John J. Egan III, P.C.
                      McDermott, Will & Emery
                      28 State Street
                      Boston, Massachusetts 02109


         SECTION 9.03. DEFINITIONS. For purposes of this Agreement:


                  "ADJUSTED WORKING CAPITAL" means the Company's working capital determined in accordance with GAAP less the amount of the Company's cash, cash equivalents and marketable securities (whether or not restricted); provided, however, that the liabilities associated with the matters set forth on Schedule
9.03 shall be excluded from the calculation of Adjusted Working Capital for all purposes.

                  "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole, other than effects relating to (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which the Company operates, and that do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, (B) general economic, financial or securities market conditions in the United States or elsewhere, or (C) the announcement of the Transactions.

                  "COMPANY TAKEOVER PROPOSAL" means (i) any proposal or offer for a merger, share exchange, business combination, consolidation, dual listed structure, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company, (ii) any proposal or offer to acquire in any manner, directly or indirectly, over twenty-five percent (25%) of the equity securities of the Company or (iii) any proposal or offer to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer, in any manner (including through any arrangement having substantially the same economic effect as a sale of assets), directly or indirectly, a substantial portion of the assets of the Company in a single transaction or a series of related transactions, in each case other than the Transactions and other than any acquisition transaction permitted by Section 5.01.

                  "EXPENSES" means, with respect to any party hereto, all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Form S-4, the solicitation of shareholder or shareholder approvals and all other matters related to the Closing.

                  "FINAL DEDUCT AMOUNT" shall mean the aggregate amount of expense anticipated to be incurred by Purchaser and/or the Company after the Effective Time for the matters and in the aggregate amount set forth on Schedule
9.03 less the amount of any such expenses satisfied by the Company prior to the Effective Time, with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld).

                  "LAW" means any material statute, law, ordinance, rule or regulation.

                  "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  "PURCHASER MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise), or results of operations of Purchaser and the Purchaser Subsidiaries, taken as a whole, other than effects relating to (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which Purchaser operates, and that do not have a materially disproportionate impact on Purchaser and the Purchaser Subsidiaries, taken as a whole, (B) general economic, financial or securities market conditions in the United States or elsewhere, or (C) the announcement of the Transactions.

                  "RESTRICTED CASH" shall mean the amount of restricted securities and restricted cash shown on the Estimated Closing Balance Sheet.

                  "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                   "SUPERIOR COMPANY PROPOSAL" means a Company Takeover Proposal, not subject to financing, made by a third party on terms that the Company Board determines in good faith, after consultation with its financial advisor and its outside counsel, to be more favorable to the holders of Company Common Stock than the Transactions, taking into account the termination provisions of this Agreement and all the terms and conditions of such proposal and this Agreement (including any proposal by Purchaser to amend the terms of the Transactions or this Agreement), and is, in the good faith judgment of the Company Board, reasonably likely to be completed.

                  "TAXES" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  "TAX RETURN" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  "UNRESTRICTED CASH" shall mean the amount of cash, cash equivalents and marketable securities (and, in no event, any Restricted Cash) shown on the Estimated Closing Balance Sheet less the

Dividend Amount and less any amounts payable pursuant to the Company Incentive Bonus Plan to the extent unpaid at the Effective Time and less the Final Deduct Amount.

         SECTION 9.04. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter. Any matter disclosed in any section of the Purchaser Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Purchaser Disclosure Letter.

         SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.07. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter, the Purchaser Disclosure Letter and the Confidentiality Agreements, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Section 6.05 and Section 6.06, are not intended to confer upon any Person other than the parties any rights or remedies.

         SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Purchaser or to any direct or indirect wholly owned Subsidiary of Purchaser, provided that such assignment does not prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and provided further, that no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

                           VERSO TECHNOLOGIES, INC.


                           By: /s/ Steven A. Odom
                              _____________________________
                              Name:    Steven A. Odom
                              Title:   Chairman and Chief Executive Officer


                           MICKEY ACQUIRING SUB, INC.

                           By: /s/ Steven A. Odom
                              _____________________________
                              Name:    Steven A. Odom
                              Title:   Chief Executive Officer


                           MCK COMMUNICATIONS, INC.

                           By: /s/ Thomas M. Nolette
                              _____________________________
                              Name:    Thomas M. Nolette
                              Title:   Chief Executive Officer

                                                                       EXHIBIT A


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            MCK COMMUNICATIONS, INC.


                                    ARTICLE 1

         The name of the Corporation is MCK COMMUNICATIONS, INC.


                                    ARTICLE 2

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                    ARTICLE 3

         The nature of the business or the purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                    ARTICLE 4

         The total number of shares of all classes of stock which the Corporation has authority to issue is 1,000 shares, which shall be Common Stock, with par value of $.01 per share (the "Common Stock"). The designation and the powers, preferences and rights of the shares of Common Stock are as follows:

                  1. Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. Each share of Common Stock shall be equal to every other share of Common Stock in every respect.

                  2. Each holder of Common Stock shall be entitled at all meetings of stockholders to one vote for each share of Common Stock held by each such holder of record on the books of the Corporation.

                                    ARTICLE 5

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend and repeal the Bylaws of the Corporation, including, to the extent permitted by law, any bylaw adopted by the stockholders of the Corporation unless such bylaw specifically provides that it may not be amended or repealed by the Board of Directors.

                                    ARTICLE 6

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.


                                    ARTICLE 7

         Except as otherwise set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE 8

         The Corporation shall have the power and authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement to the maximum extent permitted by the General Corporation Law of the State of Delaware or other applicable law.

                                    ARTICLE 9

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article 9 by either of (i) the stockholders of the Corporation or (ii) an amendment to the General Corporation Law of the State of Delaware, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

         For a period of six years from the effective date of this Certificate of Incorporation, the provisions of this Article 9 may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights hereunder of the directors of the Corporation, except to the extent, if any, that such modification is required by applicable law.

                                                                      Exhibit B


                              AFFILIATE AGREEMENT

                                 ________, 2003


VERSO TECHNOLOGIES, INC.
400 Galleria Parkway
Suite 300
Atlanta, Georgia 30339



         Re:      MCK COMMUNICATIONS, INC.

Gentlemen:

         Verso Technologies, Inc., a Minnesota corporation ("Purchaser"), Mickey Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and MCK Communications, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of April 21, 2003 (the "Merger Agreement"), pursuant to which Merger Sub is to be merged with and into the Company (the "Merger"), and each outstanding share of common stock of the Company is to be converted into the right to receive shares of common stock of Purchaser ("Purchaser Common Stock"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         The undersigned has been advised that as of the date the Merger Agreement is submitted to shareholders of the Company for approval, the undersigned may be an "affiliate" of the Company, as such term is defined for purposes of paragraph (c) of Rule 145 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this Agreement by the undersigned should not be construed as an admission of "affiliate" status or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is an "affiliate" on or after the date of this Agreement.

         In connection with the Merger, Purchaser has requested the undersigned to agree, and the undersigned hereby agrees, with Purchaser as follows:

         Purchaser has filed a Joint Proxy Statement/Prospectus with the Company, pursuant to which the Purchaser Common Stock to be received by the undersigned pursuant to the Merger will be registered.

         The undersigned understands and agrees that any sales of Purchaser Common Stock will be made pursuant to an effective registration statement or in compliance with Rule 145, or in a transaction which, in the opinion of legal counsel satisfactory to Purchaser, is exempt from the

Verso Technologies, Inc.
___________, 2003
Page 2




registration requirements of the Securities Act, and that stop-transfer instructions to this effect will be given to Purchaser's transfer agent with respect to the shares of Purchaser Common Stock to be received by the undersigned in the Merger, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THESE SECURITIES MAY ONLY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR
         (2) IN ACCORDANCE WITH RULE 145 OR A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND, IN EITHER CASE, ALONG WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT."

         The undersigned further understands and agrees that unless the transfer by the undersigned of the Purchaser Common Stock to be received by the undersigned pursuant to the Merger has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Purchaser reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in the immediately preceding two paragraphs shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Purchaser that the securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Purchaser has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Purchaser, or a "no-action" letter

Verso Technologies, Inc.
___________, 2003
Page 3




obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         Purchaser agrees and covenants that for so long as is necessary to permit the undersigned to sell the Purchaser Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Purchaser shall (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 or Section 15 of the Exchange Act, and
(ii) furnish to the undersigned upon request a written statement as to whether Purchaser has complied with such reporting requirements during the 12 months preceding any proposed sale of Purchaser Common Stock by the undersigned under Rule 145 and Rule 144. Purchaser represents and warrants to the undersigned that it has filed all reports required to be filed with the SEC under Section 13 or
Section 15 of the Exchange Act during the preceding 12 months. Although this letter references sales of Purchaser Common Stock pursuant to an effective registration statement, the undersigned acknowledges and agrees that Purchaser has no obligation to file such a registration statement.



                                       Very truly yours,



                                       _______________________________




Accepted this ___ day
of ____________, 2003 by

PURCHASER:

By:_______________________________
Its:______________________________